UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

YELP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor

San Francisco, CA 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, on October 23, 2012, Yelp Inc. (the “Company”) and Yelp Ireland Ltd., a wholly-owned subsidiary of the Company (“Yelp Ireland”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Qype GmbH (“Qype”) and its shareholders. Pursuant to the Purchase Agreement, Yelp Ireland acquired all of the outstanding equity interests in Qype, and Qype became an indirect wholly-owned subsidiary of the Company (the “Acquisition”). The Acquisition closed upon the execution of the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012, giving effect to the Acquisition pursuant to the Purchase Agreement, and the notes related thereto, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2013	YELP INC.

	By:	/s/ Rob Krolik
Rob Krolik
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012, and the notes related thereto.